                                                                  EXHIBIT 4.16

THIS WARRANT AND ANY SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                               GILAT-TO-HOME INC.

              SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

                                 AUGUST 7, 2000

                          VOID AFTER AUGUST 7, 2005

                                                             Warrant to Purchase
                                  Shares of Series C Convertible Preferred Stock


              GILAT-TO-HOME INC., a Delaware corporation (the "Company"), for value received, hereby certifies that THE FIRST INTERNATIONAL BANK OF ISRAEL LTD., or registered assigns (the "Holder"), is entitled to purchase from the Company shares of Series C Convertible Preferred Stock, par value $0.05 per share, of the Company (the "Series C Shares"), in an amount equal to the Warrant Quantity at the Exercise Price per Share at any time or from time to time after the Initial Measurement Date but prior to 5:00 P.M., New York City time, on the earlier of (i) the twentieth Business Day after the Obligation Satisfaction Date or (ii) August 7, 2005 (subject to Section 20 hereof, the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

              1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

              "Acquiring Person" shall mean, with reference to the transactions referred to in clauses (a) through (d) of Section 3.1, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of substantially all of the properties of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, or, in the case of a capital reorganization or reclassification, the Company.

              "Acquisition Price" shall mean, as applied to the Common Stock,
(a) the Market Price on the date immediately preceding the date on which any transaction to which Section 3 applies is consummated, or (b) if a purchase, tender or exchange offer is made by the Acquiring

Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than 50% of the outstanding shares of Common Stock, the greater of (i) the price determined in accordance with the provisions of the foregoing clause (a) of this sentence and (ii) the Market Price on the date immediately preceding the acceptance of such offer by the holders of more than 50% of the outstanding shares of Common Stock.

              "Amended and Restated Stockholders Agreement" dated and effective as of April 11, 2000, by and among the Company, Spacenet Inc., a Delaware corporation, Microsoft G-Holdings, a Nevada corporation, EchoStar Communications Corporation, a Nevada corporation, Furman Selz Investors II, L.P., FS Employee Investors LLC and FS Parallel Fund L.P., as amended.

              "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

              "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

              "Commission" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

              "Common Stock" shall mean the common stock, par value $0.05 per share, of the Company, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

              "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

              "Current Market Price" shall mean, on any date specified herein, the average of the daily Market Price during the 10 consecutive trading days commencing 15 trading days before such date, except that, if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

              "Exercise Date" shall have the meaning set forth in Section 2.1(a) of this Warrant.

              "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

              "Exercise Price Per Share" shall mean an amount equal to $350,000,000 divided by the total number of outstanding shares of Capital Stock of the Company (and/or Other Securities), on a fully diluted basis, on each Exercise Date.

              "FIBI Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of August 7, 2000, between the Company and The First International Bank of Israel Ltd.

              "Financing Agreement" shall mean the Financing Agreement, dated as of June 26, 2000, by and among the Company, the financial institutions from time to time a party thereto, and the Holder, as agent for the financial institutions party thereto, as amended, supplemented or otherwise modified from time to time.

              "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

              "Initial Measurement Date" shall mean the earlier of (i) the date of the Company's Initial Public Offering or (ii) August 7, 2002.

              "Initial Public Offering" means the underwritten sale of shares of Common Stock registered for sale under the Securities Act pursuant to an effective registration statement at an aggregate sales price equal to at least $40 million, immediately following which sale the Company will be required to file periodic reports pursuant to Sections 13 and 15 of the Exchange Act.

              "Investor Agreements" has the meaning assigned to such term in
Section 10(b) of this Warrant.

              "Market Price" shall mean, on any date specified herein, the amount per share of the Common Stock, equal to (i) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, (ii) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, (iii) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (iv) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

              "Market Value" shall mean, with respect to a share of common stock (or equivalent equity interests) of the Acquiring Person or its Parent on any date specified herein, (a) the average of the last sale prices, regular way, on the 20 consecutive trading days immediately preceding such date or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is at the time listed or admitted to trading, (b) if such common stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the last trading price of the common stock on such date, or if there shall have been no trading on such date or if the common stock is not so designated, the average of the reported closing bid and asked prices on such 20 days as shown by the NASD automated quotation system, or
(c) if such common stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined by an investment banking firm chosen by the Company and acceptable to the Holder and hired at the Company's expense for the purpose of determining the Market Value.

              "NASD" shall mean the National Association of Securities Dealers, Inc.

              "Note" shall mean the term note, dated August 7, 2000, of the Company originally issued to the Holder in the aggregate principal amount of $30 million pursuant to the Financing Agreement, such term also to include any notes issued in substitution for such Note.

              "Obligations" shall have the meaning given to such term in the Financing Agreement.

              "Obligation Satisfaction Date" shall mean the date, following a Qualified Offering, on which the Company's Obligations are satisfied.

              "Other Securities" shall mean any Capital Stock (other than Series C Shares) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Series C Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Series C Shares or Other Securities pursuant to Section 3 or otherwise.

              "Parent" shall mean, as to any Acquiring Person, any corporation which (a) controls the Acquiring Person directly or indirectly through one or more intermediaries, (b) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K and (c) is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries).

              "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

              "Purchase Price" shall have the meaning assigned to it in Section 2.1(a) of this Warrant.

              "Qualified Offering" shall mean an offering of shares of Common Stock (including an Initial Public Offering if it would otherwise qualify as a Qualified Offering) for sale under the Securities Act pursuant to an effective registration statement, immediately following which sale the Company shall have satisfied all of its Obligations under the Financing Agreement.

              "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 15, 2000, by and among Microsoft G-Holdings, Inc., a Nevada corporation ("G-Holdings"), the Company, and Spacenet Inc, a Delaware corporation ("Spacenet"), as amended and joined pursuant to the Amendment and Joinder to Registration Rights Agreement, dated as of April 11, 2000, by and among EchoStar Communications Corporation, a Nevada corporation, Furman Selz Investors II, L.P., FS Employee Investors LLC, FS Parallel Fund L.P., Microsoft G-Holdings, the Company and Spacenet.

              "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

              "Series C Shares" has the meaning assigned to such term in the introductory paragraph of this Warrant.

              "Transfer Agent" has the meaning assigned to it in Section 7.

              "Warrant" shall mean this Series C Convertible Preferred Stock Purchase Warrant.

              "Warrant Quantity" means, (i) if the Initial Measurement Date occurs prior to August 7, 2002, the number of Series C Shares such that, assuming conversion of such Series C Shares on the Exercise Date, the number of shares of Common Stock (or Other Securities) into which such Series C Shares are convertible is equal to 0.40% of the fully diluted outstanding Common Stock (and/or Other Securities) of the Company on the applicable Exercise Date; or
(ii) if the Initial Measurement Date is August 7, 2002, the number of Series C Shares such that, assuming conversion of such Series C Shares on the Exercise Date, the number of shares of Common Stock (or Other Securities) into which such Series C Shares are convertible is equal to 0.45% of the fully diluted outstanding Common Stock (and/or Other Securities) of the Company on the applicable Exercise Date.

              2.     EXERCISE OF WARRANT.

              2.1. Manner of Exercise; Payment of the Purchase Price. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time on any Business Day on or after the Initial Measurement Date but prior to the Expiration Date (with each date of exercise being referred to herein as an "Exercise Date"), by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment in the amount equal to the product of the aggregate Exercise Price Per Share multiplied by the number of Series C Shares specified in such form (the "Purchase Price").

              (b) Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company, (ii) by cancellation of all or any part of the unpaid principal amount of Notes held by the Holder in an amount equal to the Purchase Price,
(iii) by cancellation of such number of Series C Shares otherwise issuable to the Holder upon such exercise as shall be specified in such Election to Purchase Shares, such that the excess of the aggregate Current Market Price of the number of shares of Common Stock into which such Series C Shares are convertible on the Exercise Date over the portion of the Purchase Price attributable to such shares shall equal the Purchase Price attributable to the Series C Shares to be issued upon such exercise, in which case such amount shall be deemed to have been paid to the Company and the number of Series C Shares issuable upon such exercise shall be reduced by such specified number, or (iv) by surrender to the Company for cancellation certificates representing shares of Common Stock of the Company owned by the Holder (properly endorsed for transfer in blank) having a Current Market Price on the Exercise Date equal to the Purchase Price.

              2.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Exercise Date and at such time the Person or Persons in whose name or names any certificate or certificates for Series C Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

              2.3. Delivery of Stock Certificates, etc.; Charges, Taxes and Expenses. (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five Business Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder as the Holder may direct,

              (i) a certificate or certificates for the number of Series C Shares (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price on the Exercise Date per shares of Common Stock into which such Series C Shares are convertible (or, in lieu of payment of cash for fractional shares, the Company may round up the number of Series C Shares issued to the Holder to the nearest whole share), and

              (ii) in case such exercise is for less than all of the Warrant Quantity purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the Warrant Quantity purchasable hereunder.

              (b) Issuance of certificates for Series C Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

              2.4. Company to Reaffirm Obligations. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

              3.     CONSOLIDATION, MERGER, ETC.

              3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Series C Shares, Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Series C Shares, Common Stock or Other Securities, then proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price Per Share that would have been in effect at the time of such consummation for all Series C Shares or Other Securities issuable upon exercise immediately prior to such consummation), in lieu of the Series C Shares or Other Securities issuable upon such exercise prior to such consummation, either of the following as shall be elected by the Holder (such election to be made within one year after the date of the consummation of such transaction by written notice to the Acquiring Person or its Parent, as the case may be, and, in the absence of such notice, the provisions of clause (ii) below shall be deemed to have been elected by the Holder):

              (i) the highest amount of securities, cash and property to which the Holder actually would have been entitled as a shareholder upon such consummation if the Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4, or

              (ii) the number of shares of common stock of the Acquiring Person or its Parent, whichever meets the requirements set forth below, determined by dividing (a) the amount equal to the product obtained by multiplying (1) the number of shares of Common Stock (or Other Securities) to which the Holder of this Warrant would have been entitled had the Holder exercised this Warrant (and the conversion rights attributable to the Series C Shares issued upon exercise) immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Purchase Price in effect on the date immediately preceding the date of such consummation, by (b) the Market Value per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the date immediately preceding the date of such consummation;

If the Holder of this Warrant shall elect (or shall be deemed to elect) to receive common stock pursuant to clause (ii) above, such Holder shall be entitled to receive, upon the basis stated in such clause (ii), only the common stock of the Acquiring Person.

              3.2. Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Financing Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), and
(b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, the Holder may be entitled to receive. Nothing in this Section 3 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Financing Agreement.

              4. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

              5. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) shall not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Series C Shares (or Other Securities, if applicable), free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrant.

              6. NOTICES OF CORPORATE ACTION. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend payable out of consolidated earnings or earned surplus, determined in accordance with generally accepted accounting principles, in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities, or Series C Shares) shall be entitled to exchange their shares of Common Stock (or Other Securities, or Series C Shares) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

              7. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, the number of shares of Series C Shares (or Other Securities) from time to time issuable upon exercise of the Warrant and the number of shares of Common Stock into which such Series C Shares are convertible. All Series C Shares (or Other Securities) issuable upon exercise of the Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the Holder thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Series C Shares, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Series C Shares and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. Subsequent to the Expiration Date, no Series C Shares need be reserved in respect of this Warrant.

              8. REPRESENTATIONS OF THE HOLDER. The Holder (i) represents that it is acquiring the Warrant for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, (ii) acknowledges that the Warrant and the Series C Shares issuable upon exercise thereof have not been registered under the Securities Act or any state securities laws.

              9. REPRESENTATIONS AND COVENANTS OF THE COMPANY. The Company hereby restates the representations and warranties of the "Borrower" set forth in Sections 5.01(a), (b), (d), and (cc) of the Financing Agreement. The Company is not a party to any Investor Agreements other than those Investor Agreements existing as of the date of this Warrant, true and complete copies of which have all been delivered to the Holder. Within thirty (30) days of the date hereof the Company shall have received consent to the Company's execution, delivery and performance of this Warrant and the FIBI Registration Rights Agreement from each of the parties to the Amended and Restated Stockholders' Agreement and each of the parties to the Registration Rights Agreement. The failure of the Company to obtain such consent within 30 days shall constitute an "Event of Default" under the Financing Agreement (as such term is defined therein).

              10.    COVENANTS OF THE COMPANY.

              (a) Information. So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall furnish the Holder:

              (i) as soon as available and in any event within 30 days after the end of each of the first three fiscal quarters of the Company, consolidated balance sheets, consolidated statements of income and consolidated statements of retained earnings and cash flow of the Company and its consolidated subsidiaries, as at the end of such fiscal quarter; and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the end of such fiscal quarter and the results of operations and changes in financial position of the Company and its consolidated subsidiaries for such fiscal quarter, in accordance with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements of the Company, subject to year end adjustments and the absence of footnotes;

              (ii) as soon as available, and in any event within 75 days after the end of each fiscal year of the Company, consolidated balance sheets, consolidated and statements of income and consolidated statements of retained earnings and cash flow of the Company and its consolidated subsidiaries, as at the end of such fiscal year, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, and with respect to the consolidated financial statements accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of an independent certified public accountants of recognized standing selected by the Company;

              (iii) as soon as available and in any event within 30 days of the end of each month, an internally prepared consolidated balance sheets, and consolidated statements of income and consolidated statements of retained earnings and cash flow for such month of the

Company and its consolidated subsidiaries, for the period from the beginning of such fiscal year to the end of such month, setting forth in comparative form the corresponding figures for the related periods in the prior fiscal year, all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the end of such month and the results of operations of the Company and its consolidated subsidiaries for such month, in accordance with generally accepted accounting principles applied in a manner consistent with that of the most recent audited financial statements of the Company, subject to quarterly and year end adjustments and the absence of footnotes; and

              (iv) any other information (including, without limitation, information required by a stockholder for purposes of preparing or filing tax returns) that the Holder may reasonably request.

              (b) Most Favored Nation Covenant. Without the consent of the Holder, the Company will not enter into any written or oral investment agreement, purchase agreement, shareholders agreement, voting agreement, co-sale agreement, option or warrant agreement, registration rights agreement, side letter of any kind, or other agreement, understanding or arrangement in connection with the issuance of, or concerning any rights or restrictions regarding, shares of the Company's Capital Stock with any stockholder or other third party ("Investor Agreements") except for those Investor Agreements existing as of the date of this Warrant, true and complete copies of which have all been delivered to the Holder, and shall not agree to any amendments with respect to any existing Investor Agreements. The Company shall furnish to the Holder a copy of any Investor Agreement (or amendments thereto) entered into after the date hereof.

              11.    REGISTRATION AND TRANSFER OF WARRANT, ETC.

              11.1. Warrant Register; Ownership of Warrant. The Warrant shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of the Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if properly assigned pursuant to Section 11.2 below, the Warrant may be exercised by a new holder without a new Warrant first having been issued.

              11.2. Transfer of Warrant. If applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment at the principal office of the Company (or such other office or agency of the Company as it may in writing designate to the Holder). Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Series C Shares with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of Series C Shares with respect to which rights under this Warrant were so transferred.

              11.3. Replacement of Warrants. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

              11.4. Fractional Shares. The Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder at the time of exercise of this Warrant as herein provided in an amount of cash equal to such fraction multiplied by the Current Market Price on the Exercise Date per shares of Common Stock into which such Series C Shares are convertible (or, in lieu of payment of cash for fractional shares, the Company may round up the number of Series C Shares issued to the Holder to the nearest whole share).

              11.5 Legend. The certificates evidencing Series C Shares issuable upon the exercise of this Warrant shall bear a legend substantially as follows:

              "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT."

              12. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any

State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

              13. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

              14. NOTICES. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its President at its principal office located at 1750 Old Meadow Road, McLean, Virginia 22102 or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section, or (b) if to the Holder, at its address as it appears in the Warrant Register.

              All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

              15. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

              16. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender;
(2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

              17. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

              18. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

              19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon conversion of the Series C Shares issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the FIBI Registration Rights Agreement). The Holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the FIBI Registration Rights Agreement and the Holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the FIBI Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

              20. EXPIRATION. The Company shall give the Holder of this Warrant not less than twenty Business Days nor more than nine months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the Expiration Date, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until a date twenty Business days after the date on which the Company shall give the Holder notice of the expiration of the right to exercise this Warrant.


                                                  GILAT-TO-HOME INC.


                                                  By: /s/ YOEL GAT
                                                     ---------------------------
                                                       Name: Yoel Gat
                                                       Title:

                                                  EXHIBIT A to
                                                  Series C Convertible Preferred
                                                  Shares Purchase Warrant

                                     FORM OF
                           ELECTION TO PURCHASE SHARES

              The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Series C Convertible Preferred Stock, par value $______ per share ("Series C Shares"), of GILAT-TO-HOME INC. and hereby [makes payment of $________ therefor] [or] [makes payment therefor by application pursuant to Section 2.1(b)(ii) of the Warrant of $_______ aggregate principal amount of Notes (as defined in the Warrant)] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(iii) of the Warrant of the number of Series C Shares otherwise issuable to the Holder upon Warrant exercise by ___ shares] [or] [makes payment therefor by delivery of the following Common Stock Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iv) of the Warrant, certificates of which are attached hereto for cancellation [list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

              If the number of Series C Shares purchased (and/or reduced) hereby is less than the number of Series C Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Series C Shares not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                (NAME OF HOLDER(1))

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER(1))

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:              , 20                          [NAME OF HOLDER(1)]
       -------------    --
                                                  By:
                                                     ---------------------------

                                                      Name:
                                                      Title:

-------------------------
(1) Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

                                                  EXHIBIT B to
                                                  Series C Convertible Preferred
                                                  Shares Purchase Warrant

                              [FORM OF] ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Series C Convertible Preferred Stock, par value $_____ per share ("Series C Shares") of GILAT-TO-HOME INC. represented by the Warrant, with respect to the number of Series C Shares set forth below:

             Name of Assignee                                     Address                           No. of Shares
             ----------------                                     -------                           -------------





and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of GILAT-TO-HOME INC. maintained for that purpose, with full power of substitution in the premises.


Dated:              , 20                          [NAME OF HOLDER(1)]
       -------------    --
                                                  By:
                                                     ---------------------------

                                                      Name:
                                                      Title:

-------------------------
(1) Name of Holder must conform in all respects to name of holder as specified on the face of the Warrant.

                         AMENDMENT TO WARRANT AGREEMENT


Reference is hereby made to (i) the Gilat-to-Home Inc. Series C Convertible Preferred Stock Purchase Warrant, dated as of January 26, 2000, between Gilat-to-Home Inc. (the "Company") and The First International Bank of Israel Ltd. (the "Holder") whereby the Holder is entitled to purchase from the Company shares of Series C Convertible Preferred Stock (the "Warrant Agreement") and
(ii) the Financing Agreement, dated as of August 7, 2000, between the Company, the financial institutions from time to time party thereto (collectively the "Lenders"), and Bank Leumi USA, as agent for the Lenders (as amended by the First Amendment and Joinder to the Financing Agreement, dated as of August 7, 2000, hereinafter referred to as the "Financing Agreement").

The undersigned hereby agree that, upon execution of this Amendment, Section 10(b) of the Warrant Agreement shall be amended by adding the following phrase immediately after the words "Investor Agreements" in the ninth line thereof:

         "which amendments would not otherwise be permitted under Section 6.02(j) of the Financing Agreement (whether or not the Financing Agreement shall then be in effect)"

Except as amended hereby, the Warrant Agreement shall remain in full force and effect.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed by its duly authorized officer as of the 4th day of September, 2000.


                                    GILAT-TO-HOME INC.
                                    By:      /s/ ZUR FELDMAN
                                             -----------------------------
                                             Name:
                                             Title:


                                    THE FIRST INTERNATIONAL BANK OF ISRAEL LTD.
                                    By:      /s/ YEHUDA BOTZER
                                             -----------------------------
                                             Name: Yehuda Botzer
                                             Title:


                                    THE FIRST INTERNATIONAL BANK OF ISRAEL LTD.
                                    By:      /s/ R. RALBAG
                                             -----------------------------
                                             Name: R. Ralbag
                                             Title:

The following is the amended Section 10(b) of the Warrant Agreement in its entirety:

(b) Most Favored Nation Covenant. Without the consent of the Holder, the Company will not enter into any written or oral investment agreement, purchase agreement, shareholders agreement, voting agreement, co-sale agreement, option or warrant agreement, registration rights agreement, side letter of any kind, or other agreement, understanding or arrangement in connection with the issuance of, or concerning any rights or restrictions regarding, shares of the Company's Capital Stock with any stockholder or other third party ("Investor Agreements") except for those Investor Agreements existing as of the date of this Warrant, true and complete copies of which have all been delivered to the Holder, and shall not agree to any amendments with respect to any existing Investor Agreements which amendments would not otherwise be permitted under
Section 6.02(j) of the Financing Agreement (whether or not the Financing Agreement shall then be in effect). The Company shall furnish to the Holder a copy of any Investor Agreement (or amendments thereto) entered into after the date hereof.